Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199692 and 333-201880) of Investar Holding Corporation and any related prospectus of our report dated March 31, 2015 relating to our audit of the consolidated financial statements of Investar Holding Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana

March 31, 2015